Consultation Agreement


     THIS FINANCIAL PUBLIC RELATIONS CONSULTING AGREEMENT, made this 8th day of March, 1999 by and between Wall Street Advancement, Inc. (hereinafter referred to as CONSULTANT) located at 120 Broadway, 28th Floor, New York, NY 10271 and Arc Communications, Inc. (hereinafter referred to as COMPANY) located at 788 Shrewsbury Avenue, Tinton Falls, NJ 07724.

     WITNESSETH THAT:

     WHEREAS, the COMPANY requires media and other public relations services and desires to employ CONSULTANT to provide such services as an independent contractor consultant, and CONSULTANT is agreeable to such employment, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their Agreement.

     NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants, the parties have agreed as follows:

1. APPOINTMENT. The COMPANY hereby appoints CONSULTANT as its media and public relations advisor and hereby retains and employs CONSULTANT on the terms and conditions of this Agreement. CONSULTANT accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement.

2. TERM. The term of this Agreement shall be six (6) months, from this day forward, with an automatic renewal for another six (6) months, unless written notice not to continue the service is received by the CONSULTANT 30 days before the expiration of the sixth (6th) month of the date hereof. Notwithstanding the foregoing, the COMPANY shall have the right to terminate this Agreement at any time on thirty (30) days notice with or without case. In such event, CONSULTANT shall only be entitled to payment of such sums and exercise of such options as shall be earned as of the date of termination.

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3.   SERVICES.

     (a) CONSULTANT shall act, generally, as media and public relations advisor, and it intends to provide the following services:

          (i) locate and introduce COMPANY to fund managers, buy-side analysts and selected retail and institutional brokers.

          (ii) Introduce the COMPANY to investment and other newsletter writers

4. LIMITATION OF SERVICES. The parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, CONSULTANT agrees:

     (a) CONSULTANT shall NOT release any financial or other information or date about the COMPANY.

     (b) CONSULTANT shall NOT conduct any meetings with financial analysts without informing the COMPANY in advance of the proposed meeting and the format and agenda of such meeting and the COMPANY may elect to have a representative of the COMPANY attend at such meeting.

     (c) CONSULTANT shall release any information or data about the COMPANY to any selected or limited person(s), entity, or group if CONSULTANT is aware that such information has not been generally releases or promulgated.

     (d) After notice by the COMPANY of filing of proposed public offering of securities of the COMPANY, and during any period of restriction on publicity, CONSULTANT shall not engage in any public relations efforts not in the normal course without approval of counsel for the COMPANY and of counsel for the underwriter(s), if any.

5.   DUTIES OF COMPANY.

     (a) COMPANY shall supply CONSULTANT, from time to time, with approved data and information about the COMPANY, its management, its products, and its operations, and the COMPANY shall be responsible for advising CONSULTANT of any facts which would affect the accuracy of any prior data and information previously supplied to CONSULTANT.

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     (b)  COMPANY  shall  promptly  notify  CONSULTANT  of  the  filing  of  any registration statement for the sale of securities and of any other event that triggers or results in any restrictions on publicity.

     (c) COMPANY shall contemporaneously notify CONSULTANT if any information or data being supplied to CONSULTANT has not been generally released or promulgated.

6.   REPRESENTATION and INDEMNIFICATION.

     (a) The COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information and data which it supplies to CONSULTANT and the COMPANY acknowledges its awareness that CONSULTANT will rely on such continuing representation in disseminating such information and otherwise performing its public relations functions.

     (b) CONSULTANT, in the absence of notice in writing from the COMPANY, will rely on the continuing accuracy of material, information and data supplied by the COMPANY.

     (c) COMPANY hereby agrees to indemnify CONSULTANT against, and to hold CONSULTANT harmless from any claims, demands, suits, loss, damages, etc., arising out of CONSULTANT'S reliance upon the accuracy and continuing accuracy of such facts, material, information and data, unless CONSULTANT has been negligent in fulfilling the duties and obligations hereunder.

7.   COMPENSATION. For all general financial public relation services.

     COMPANY shall compensate the CONSULTANT with a two (2) year option to purchase 225,000 shares of the common stock of the COMPANY at one dollar ($1.00) per share. The COMPANY has not agreed to register such options or shares with any state or federal securities agency. CONSULTANT acknowledges that transfer of said options and shares shall be restricted under state and federal securities laws. The first 75,000 of options shall be exercisable upon signing, the next 75,000 of options shall be exercisable in the third month, and the final 75,000 of options shall be exercisable in the fifth month. The options shall expire two (2) years after the date when they are exercisable hereunder. The issuance of said options and stock to CONSULTANT shall be subject to the compliance with all state and federal


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     securities  laws.  COMPANY also agrees to allocate thirty thousand  dollars
     ($30,000) to Wall Street Advancement, Inc., which will be used to buy promotional media in Wall Street Reporter Magazine, Wallstreetreporter.com and Hamilton's Wall Street week. Payment terms of the thirty thousand dollars ($30,000): five thousand dollars ($5,000) per month. The foregoing shall be subject to the termination rights of the COMPANY in Paragraph 2 above.

8. BILLING AND REPAYMENT. The monthly basic fee provided for in Paragraph 7 Shall be due and payable upon receipt of bill via facsimilie. Billings and payments for special services (Paragraph 7) shall be agreed.

9. RELATIONSHIP OF PARTIES. CONSULTANT is an independent contractor, Responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation) and all workmen's compensation insurance. This agreement does not establish any partnership, joint venture, or other business entity in association between the parties and neither party is intended to have any interest in the business or property of the other.

10. TERMINATION. This agreement may not be terminated be either party prior to the expiration of the term provided in Paragraph 2 above except as follows:

     (a) Upon failure of the other party to cure a default under, or a breach of, this Agreement within ten days after written notice is given as to such or breach by the terminating party;

     (b) Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

     (c) Upon the other party having or applying for a receiver appointed for all or a substantial part of such party's assets or business.

11. WAIVER OF BREACH. The waiver by either party of a breach of any provision of This Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

12. ASSIGNMENT. The rights and obligations of the parties under this Agreement shall Inure to the benefit of, and shall be binding upon, the successors and assigns to the parties.

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13.  NOTICES.  Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail, return receipt requested, to the principal office of the party being notified.

14. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may be modified only be agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement shall be governed for all purposes by the state of New Jersey. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this AGREEMENT.


/s/ LARRY ERBER                              /s/ MICHAEL RUBEL
------------------------------               --------------------------------
LARRY ERBER                                  MICHAEL RUBEL
President                                    Chief Operating Officer
Wall Street Advancement, Inc.                Arc Communications, Inc.


/s/ TOM GUCCIARDO
------------------------------
TOM GUCCIARDO
Director
Wall Street Advancement, Inc.

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